CONFIDENTIAL
EXECUTION COPY

PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MUTUAL TERMINATION AGREEMENT
    THIS MUTUAL TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of December 22, 2022 (the “Termination Effective Date”), by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Amicus Therapeutics, Inc., a corporation organized under the laws of the state of Delaware (“Licensee”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Collaboration Agreement (as defined below).
RECITALS
    WHEREAS, the Parties entered into that certain Amended and Restated Research, Collaboration & License Agreement dated May 28, 2019, as amended through the First Amendment dated December 20, 2019, the Second Amendment dated March 26, 2020, the Third Amendment dated December 3, 2020, the Fourth Amendment dated December 23, 2020, the Fifth Amendment dated April 6, 2021, the Sixth Amendment dated August 1, 2021, and the Seventh Amendment effective as of September 28, 2021 (collectively, the “Collaboration Agreement”), pursuant to which, among other things, Penn and Licensee were conducting a research program for the pre-clinical development of certain gene therapy products intended to treat certain specified indications;
    WHEREAS, the Parties entered into that certain Process and Development Agreement dated March 26, 2020, as amended through the First Amendment dated September 28, 2021 (the “PD Amendment”) (collectively, the “PD Agreement”), pursuant to which, among other things, Penn and Licensee were conducting a research program for the development and/or optimization of manufacturing technology for gene therapy products;
    WHEREAS, the Parties hereby agree to terminate the Collaboration Agreement and any further activities pursuant to the PD Agreement, in each case, effective as of the Termination Effective Date; and
    WHEREAS, in conjunction with this Termination Agreement, the Parties are entering into that certain License Agreement, dated as of the date hereof, pursuant to which Licensee will have rights to research, develop and commercialize products for Pompe Disease and Fabry Disease (“License Agreement”).
    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
TERMINATION OF THE COLLABORATION AGREEMENT
1.1Termination. Subject to the terms and conditions of this Termination Agreement, the Collaboration Agreement and the PD Agreement are each hereby terminated as of the Termination Effective Date and, as a result of such termination, the Parties hereby acknowledge and agree that, except as expressly provided for under this Termination Agreement, their respective rights and obligations under each of the Collaboration Agreement and the PD Agreement are hereby terminated as of the Termination Effective Date and that both Parties shall have no further liability to each other under the Collaboration

Agreement or the PD Agreement, respectively, nor with respect to the Collaboration Agreement or the PD Agreement, except as set forth in this Termination Agreement.
1.2Effect of Termination; Survival. Upon the Termination Effective Date, all rights and obligations of the Parties under the Collaboration Agreement shall terminate, including all of those referenced in Section 12.4 of the Collaboration Agreement, except those described in the following Articles and Sections of the Collaboration Agreement and, to the extent applicable, for the period of time specified in the applicable provision: Sections [***]. Upon the Termination Effective Date, all rights and obligations of the Parties under the PD Agreement shall terminate, including all of those referenced in Section 10.4 of the PD Agreement, except those rights, licenses and obligations described in the following Articles and Sections of the PD Agreement: Sections [***] and Articles [***]. The Parties acknowledge and agree that no Licensee PD Patent Rights, Licensee PD Know-How, and Joint PD Patent Rights were generated during the term of the PD Agreement.
1.3Return of Penn Materials. Licensee shall deliver to Penn all materials, reports and information listed on Schedule 1.3 by [***] or by such later date as may be specified on Schedule 1.3 with respect to particular items.

ARTICLE 2
LICENSES
2.1Termination of License Grants under Collaboration Agreement and PD Agreement. Subject to any licenses granted by Penn to Licensee pursuant to that certain License Agreement, dated as of the Termination Effective Date, by and between the Parties for the completion of certain activities related to Pompe and Fabry diseases and the grant of rights by Penn to Licensee for continued research, development and commercialization of products for Pompe and Fabry, all licenses granted by Penn to Licensee in connection with the Collaboration Agreement and PD Agreement are hereby terminated effective as of the Termination Effective Date; provided that this Section 2.1 shall not be deemed to modify or limit those rights and obligations of each party under the Collaboration Agreement or the PD Agreement specified to survive termination pursuant to Section 1.2 of this Agreement.
2.2Pilot Studies Reports and License Grants to Licensee.
2.2.1The Parties acknowledge and agree that, as of the Termination Effective Date, Penn has completed under the Collaboration Agreement certain Pilot Studies (as defined in the Collaboration Agreement) funded by Licensee and related to Duchenne muscular dystrophy (“DMD”) and Angelman Syndrome (the “DMD Study” and the “Angelman Study”). Within [***] after the Termination Effective Date, and solely to the extent not already provided, Penn shall deliver to Licensee a complete and accurate, to the knowledge of Penn, copy of all datasets and reports arising out of, and detailing the results of, each of the DMD Study(ies) (the “DMD Results”) and the Angelman Study(ies) (the “Angelman Results”), as further described on Schedule 3.2(a).
2.2.2Subject to the terms and conditions of this Termination Agreement (including Section 2.2.4 below), Penn hereby grants to Licensee (a) a non-exclusive, transferable (in accordance with Section 6.4), sublicensable (in accordance with this Section 2.2), royalty-free, fully paid-up right and license under the DMD Results (and any intellectual property rights therein or arising therefrom (including Patent Rights)) for internal research purposes and (b) a non-exclusive, transferable (in accordance with Section 6.4), sublicensable (in accordance with this Section 2.2), royalty-free, fully paid-up right and license under the Angelman Results (and any intellectual property rights therein or arising therefrom (including Patent Rights)) for internal research purposes. Penn acknowledges and agrees that “internal research purposes” shall include the right for Licensee to extend the licenses in clauses (a) and/or (b) of this Section 2.2.2 to Licensee’s Affiliates and also to Third Party service providers who are performing activities for and on behalf of Licensee and/or its Affiliates for the purposes of such Affiliate or Third Party performing any such activities.
2.2.3Licensee will have the right to extend any and all of its rights and licenses under Section 2.2.2 above to its Affiliate(s), [***] provided that Licensee shall remain liable for all actions and omissions of its Affiliate and the terms of such extension shall contain a requirement for such Affiliate to comply with the terms contained herein relevant to such license grant. In addition, Licensee will have the right to grant and authorize sublicenses under Licensee’s rights and licenses granted pursuant to Section 2.2.2, as follows and [***], to Third Parties (and their Affiliates) that are (i) Service Provider Sublicensees (as defined in the Collaboration Agreement) or (ii) if such Third Parties (and/or their Affiliates) also obtain a license from Licensee or its Affiliate under other intellectual property owned or controlled by Licensee or its Affiliate to research, develop, manufacture and/or commercialize gene therapy products for the treatment and/or prevention of DMD or Angelman Syndrome, as applicable. Each sublicense to a Third Party shall: (x) be in writing; and (y) be subject and subordinate to, and consistent with, the terms and conditions of this Termination Agreement (and Sections 5.6.2, 5.6.3, 5.6.4, 5.6.5, and 5.6.6 of the Collaboration Agreement, as applicable). Licensee shall remain responsible to Penn for all activities of its Affiliates and/or any Third Parties (or their respective Affiliates) that obtain rights to the DMD Results and/or the Angelman Results pursuant to this Section 2.2, to the same extent as if such activities had been undertaken by Licensee itself.
2.2.4For clarity, Confidential Information (as such term is defined in the Collaboration Agreement) of Penn included in the DMD Results and the Angelman Results shall be subject to the provisions of Publication and Confidentiality set forth in Article 9 of the Collaboration Agreement; it being understood that references in Article 9 to the Collaboration Agreement shall be deemed to be references to this Agreement and accordingly, Licensee shall have the right to use and disclose the DMD results and Angelman Results for the purposes of exercising its rights and licenses with respect to the same under this Agreement, subject to Section 6.1 below (i.e., subject to the confidentiality and publication obligations set forth in Article 9 of the Collaboration Agreement incorporated herein by reference under Section 6.1). Licensee shall not, and shall require that all sublicensees pursuant to Section 2.2.3 above shall not, include any DMD Results or Angelman Results in any patent application or publication without Penn’s review and approval (such approval not to be unreasonably withheld, conditioned or delayed).
2.2.5Intentionally Omitted.
2.2.6Indemnity.
2.2.6.1Licensee shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage (collectively, “Liabilities”) to the extent arising out of Third Party claims or suits arising from (a) the gross negligence, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in the performance of the Licensee’s obligations or exercise of Licensee’s rights under this Agreement; (b) the material breach of this Agreement by Licensee; and (c) the development, manufacture and/or commercialization by, or under the authority of, Licensee of any gene therapy products that are intended for use in Angelman Syndrome or DMD and use the DMD Results and/or Angelman Results licensed to Licensee hereunder; provided that [***].

2.2.6.2As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 2.2.6.1, Penn shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) fully cooperate, and cause the individual Penn Indemnitees to fully cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Licensee compromise or settle any claim or suit in a manner which (i) admits fault or negligence on the part of Penn or any other Penn Indemnitee; (ii) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn, or (iii) grant any rights under the Research Results except for Sublicenses permitted hereunder. Penn shall fully cooperate, and cause the individual Penn Indemnitees to fully cooperate, with Licensee and its counsel in the course of the defense or settlement of any such suit, claim or demand, such cooperation to include without limitation providing or making available documents, information and witnesses.
2.2.6.3Notwithstanding the above, a Penn Indemnitee shall be entitled to participate in, but not control, the defense of a Third Party claim or suit subject to indemnification under this Section 2.2.6 and to engage counsel of its own choice for such purpose; provided that such engagement shall be at such Penn Indemnitee’s own expense unless a bona fide conflict exists between Licensee and Penn or any other Penn Indemnitee with respect to a claim or suit subject to indemnification hereunder, such that representation by Licensee and Penn or such other Penn Indemnitee by the same legal counsel due to a misalignment of interests or would be prohibited under applicable law, ethical rules or equitable principles, in which case, Licensee will either pay any reasonable, documented out-of-pocket attorney’s fees and litigation expenses of such Penn Indemnitee directly or reimburse Penn within [***] of Licensee’s receipt of invoices for such fees and expenses.

2.2.6.4In no event shall Licensee be liable under this Section 2.2.6 for any settlement, compromise or other disposition of a Third Party claim or suit for which a Penn Indemnitee seeks indemnification hereunder and that is reached without the prior written consent of Licensee, such consent not to be unreasonably withheld, conditioned or delayed.

2.3Option Grants to Penn.
2.3.1CDKL5. In the event that Licensee does not enter into an agreement granting a license, assignment or other rights to CDKL5 Technology [***] within [***] of the Termination Effective Date, Licensee shall provide written notice to Penn (“CDKL5 Notice”) and Penn shall have the right to obtain a license, assignment or other rights to such CDKL5 Technology on terms and conditions to be agreed upon; provided that [***]. Penn may exercise such option by providing written notice (“CDKL5 Exercise Notice”) to Licensee within [***] of receipt of the CDKL5 Notice from Licensee. If applicable, the Parties would negotiate in good faith for a period of [***] from Licensee’s receipt of Penn’s CDKL5 Exercise Notice (“CDKL5 Negotiation Period”). In the event the Parties do not enter into an agreement with respect to the CDKL5 Technology prior to the expiration of the CDKL5 Negotiation Period, Licensee shall [***].
2.3.2MPS IIIA. Licensee hereby grants to Penn, subject to the terms and conditions of this Agreement (including without limitation Section 2.4.5 below), an option to acquire [***] right and license, with the right to grant sublicenses (on equivalent terms to Licensee’s rights to sublicense under the License Agreement), under the MPS IIIA Technology to research, have researched, develop, have developed, make, have made, use, sell, offer for sale, import and export an Amicus MPS IIIA Candidate or another gene therapy product that contains the same transgene as the Amicus MPS IIIA Candidate for treatment and/or prevention of MPS IIIA (collectively, the “MPS IIIA Products”). Penn may exercise such option by providing written notice (“MPS IIIA Exercise Notice”) to Licensee no later than the [***]. Upon Penn’s exercise of the option in accordance with this Section 2.3.2, the Parties would negotiate [***] in good faith for a period of [***]. If Penn does not issue an MPS IIIA Exercise Notice in accordance with this Section 2.3.2 prior to the expiration of the [***] or, if Penn issues an MPS IIIA Exercise Notice in accordance with this Section 2.3.2 and the Parties do not enter into an MPS IIIA License with respect to the MPS IIIA Technology prior to the expiration of the [***], then Licensee and its Affiliates shall have no further obligations to Penn, and Penn shall have no further rights with respect to, any MPS IIIA Technology. For clarity, (a) certain intellectual property pertaining to the Amicus MPS IIIA Candidate is jointly owned by the Parties and nothing contained in this Section 2.3.2 shall waive, alter, amend or revise any Penn ownership rights in such intellectual property pertaining to the Amicus MPSIIIA Candidate, and (b) such MPS IIIA License shall not be effective until execution of an MPS IIIA Penn Sublicense contemporaneously with, or promptly after, execution of an MPS IIIA License (as such timing may be set forth in the MPS IIIA License).
2.3.3Definitions
(a)“Amicus MPS IIIA Candidate” means Licensee’s gene therapy product as described in Schedule 2.3.3(a).
(b)“Affiliate” means with respect to an entity, any corporation or other business entity that controls, is controlled by or is under common control with such entity, but only for so long as such control exists. For the purposes of this Section 2.3.3(b), the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the affirmative power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
(c)“CDKL5 Technology” means [***]. The [***] included in the CDKL5 Technology are set forth on Schedule 2.3.3(c).
(d)“Controlled” means, with respect to intellectual property rights, that Licensee or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Termination Agreement without violating the terms of any other agreement or other arrangement with any third party.

(e)“Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, inventions, formulas, techniques, methods, processes, procedures and developments. “Know-How” does not include any of the foregoing claimed in a Patent Right Controlled by Licensee.
(f)“MPS IIIA” means Mucopolysaccharidosis Type IIIA.
(g)“MPS IIIA Technology” means [***], as identified on Schedule 2.3.3(g). For clarity, MPS IIIA Technology includes [***].
(h)“MPS IIIA Upstream Agreement” means [***].
(i)“Patent Rights” means (i) patents and patent applications, together with any unlisted patents and patent applications claiming priority thereto, and any continuations, continuations-in-part (to the extent related directly to the subject matter of the parent application), reissues, reexamination certificates, substitutions, divisionals, supplementary protection certificates, renewals, registrations, extensions including all confirmations, revalidations, patents of addition, PCTs, and pediatric exclusivity periods and all foreign counterparts thereof, and any patents issued or issuing with respect to any of the foregoing and (ii) all official correspondence relating to the foregoing.
2.1Representations, Warranties and Covenants.
2.4.1Licensee represents and warrants to Penn that, as of the Termination Effective Date, Licensee has the right, power and authority to grant to Penn the rights granted to Penn pursuant to Section 2.3 with respect to the MPS IIIA Upstream Agreement. In particular, as of the Termination Effective Date, the grant of such rights requires no consent, waiver or other action by any party (other than Licensee) to the MPS IIIA Upstream Agreement and the rights and obligations of Penn set forth in Sections 2.3.1 and 2.3.2 of this Termination Agreement do not contravene nor are they inconsistent with or conflict with the terms of the MPS IIIA Upstream Agreement.
2.4.2Licensee represents and warrants to Penn that, as of the Termination Effective Date: (a) the MPSIIIA Upstream Agreement constitutes all agreements between Licensee and a Third Party pursuant to which Licensee has licensed, or otherwise obtained rights with respect to, the Amicus MPS IIIA Candidate (b) Licensee has provided to Penn a redacted copy of the MPS IIIA Upstream Agreement, as amended as of the date hereof, containing those provisions of the MPS IIIA Upstream Agreement relevant to Penn’s rights and obligations under Section 2.3 above, (c) the MPS IIIA Upstream Agreement is in full force and effect; (d) Licensee is not in breach or default in the performance of its obligations under the MPS IIIA Upstream Agreement; (e) Licensee has not received any notice from any third party of any breach, default or non-compliance of Licensee under the terms of the MPS IIIA Upstream Agreement relating to the MPS IIIA Technology; and (f) there have been no amendments or other modification to the MPS IIIA Upstream Agreement relating to the MPS IIIA Technology, except as have been disclosed to Penn in writing.
2.4.3As of the Termination Effective Date, Licensee represents and warrants to Penn that (a) Licensee does not Control any Know-How or Patent Rights covering the Amicus MPS IIIA Candidate other than Patent Rights included in the MPS IIIA Technology and (b) Licensee is not actually aware of any intellectual property that is Controlled by Amicus and pertains to the Amicus MPS IIIA Candidate other than the MPS IIIA Technotelogy and any Joint Patent Rights.
2.4.4[***].
2.4.5To the extent that Penn becomes aware of and/or Licensee identifies, in either case, after the Termination Effective Date, any information or materials [***], Penn will use [***]efforts to provide such information or materials to Licensee promptly following a written request by Licensee to do so.
2.4.6It is understood that the [***] may require that particular provisions be incorporated into an agreement pursuant to which [***]. The requirements of any such provisions in the [***] are set out on [***] attached hereto. In the event Licensee and Penn agree to the terms of a license as described in Section 2.3.2, Penn [***].
2.4.7Prior to the expiration of Penn’s option to the MPS IIIA Technology pursuant to Section 2.3.2 above, Licensee shall not amend or waive, or take any action or omit to taking any action that would alter, in any material respect any of Licensee’s rights under the MPS IIIA Upstream Agreement in any manner that materially adversely affects, or would reasonably be expected to materially adversely affect, Penn’s rights and benefits under Section 2.3.
2.2Mouse License. Commencing on the Termination Effective Date and continuing until the [***] anniversary thereof, Licensee hereby authorizes Penn and any Third Party acting for, or on behalf of, Penn to use for research purposes [***].

ARTICLE 3
FINANCIALS
3.1Discovery Support Amount. In partial consideration for Penn agreeing to enter into this Termination Agreement and in satisfaction in full of Licensee’s obligation pursuant to Section 12.4.4(c) of the Collaboration Agreement, Licensee hereby agrees to, and shall, pay to Penn a certain unpaid portion of the Discovery Support Amount (as defined in the Collaboration Agreement) in the total amount of [***] (the “Remaining Discovery Support Amount”), which amount shall be payable by Licensee to Penn on or prior to [***].
3.2Research Program Wind-Down Payment. In partial consideration for Penn agreeing to enter into this Termination Agreement and in satisfaction in full of Licensee’s obligations pursuant to Section 12.4.4(a)-(b) of the Collaboration Agreement related to the Research Support Amount and wind-down costs related thereto, Licensee hereby agrees to, and shall, make a payment to Penn in the amount of [***] (“Research Program Wind-Down Payment”) in accordance with the following payment schedule: [***].
3.3Payment Procedures. Sections 6.6, 6.8, 6.9 and 6.13 of the Collaboration Agreement shall govern the payments to be made by Licensee to Penn pursuant to Sections 3.1, 3.2 and 3.4 of this Termination Agreement.
3.4Outstanding Patent Costs and Alliance Management Fee. Licensee shall: (a) within [***] after receipt of applicable invoice(s), pay Penn all unreimbursed Patent Costs incurred from November 1, 2022 through the Termination Effective Date; (b) by [***], pay all Patents Costs under [***]; (c) by [***], pay Penn the [***].
3.5No Other Amounts Payable by Penn or Licensee. Licensee hereby acknowledges and agrees that no amounts are due or payable by Penn to Licensee in connection with the Collaboration Agreement or the PD Agreement, including, without limitation, [***]. Further, [***] except for those amounts specified in Sections 3.1, 3.2 and 3.4 above and excluding any costs associated with any patent rights due under the License Agreement with respect to Penn Patent Rights pertaining to Fabry Disease or Pompe Disease, no amounts are due or payable by Licensee to Penn in connection with the Collaboration Agreement or the PD Agreement as of the Termination Effective Date. Penn and Licensee mutually agree that this Section 3.5 does not include reference to any payments that come due under the License Agreement.
ARTICLE 4
GENERAL REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; LIMITATION OF LIABILITY
4.1Each Party represents and warrants to the other Party that, as of the Termination Effective Date:
4.1.1such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization;
4.1.2such Party has taken all action necessary to authorize the execution and delivery of this Termination Agreement and the performance of its obligations under this Termination Agreement;
4.1.3this Termination Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Termination Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and
4.1.4such Party has all right, power and authority to enter into this Termination Agreement, to perform its obligations under this Termination Agreement.
4.2EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2.4 AND THIS ARTICLE 4, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 2.4 AND THIS ARTICLE 4.
4.3LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR OPPORTUNITY, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF; PROVIDED THAT NOTHING IN THIS SECTION 4.3 SHALL BE DEEMED TO LIMIT (A) THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1 OF LICENSEE UNDER THE LICENSE AGREEMENT; OR (B) THE INDEMNIFICATION OR OTHER OBLIGATIONS OF PENN (IF ANY) OR ANY (SUB)LICENSEE OF PENN IF PENN AND A (SUB)LICENSEE EXECUTE AN AGREEMENT(S) PURSUANT TO WHICH PENN OBTAINS RIGHTS TO THE CDKL5 TECHNOLOGY AND/OR THE MPS IIIA TECHNOLOGY.

ARTICLE 5
TERM AND TERMINATION
5.1Term. The term of this Termination Agreement shall commence on the Termination Effective Date and, unless terminated sooner as provided below, shall continue unless terminated in accordance with Section 5.2 below. Notwithstanding the foregoing, Penn’s option and rights to any CDKL5 Technology or MPS IIIA Technology shall expire within the time periods specified in Section 2.3.1 or 2.3.2, as applicable, if [***]; provided that the restrictions on Licensee shall survive for those periods set forth in Sections 2.3.1 in the event that Penn terminates this Agreement pursuant to Section 5.2 below.
5.2Termination for Cause. If either Party materially breaches any of its material obligations under this Termination Agreement, the non-breaching Party may give the breaching Party a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Termination Agreement. If such breach is not cured within [***] following such a notice for non-payment and [***] following such a notice for all other material breaches, such termination shall become effective upon a notice of termination by the other Party thereafter; provided that if there is a good faith dispute as to the existence of such material breach, such [***] or [***] period, as applicable, may be extended by mutual agreement of the Parties to allow the Parties additional time to continue good faith discussions to resolve the dispute.
5.3Effects of Termination.
5.3.1Notwithstanding the termination or expiration of this Termination Agreement, the following provisions shall survive (to the extent applicable, for the period of time specified): [***]. Without limiting the foregoing, termination of the Termination Agreement by a Party shall not affect the rights and licenses granted to such Party by the other Party under this Termination Agreement.
5.3.2Termination of this Termination Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Termination Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Termination Agreement nor prejudice either Party’s right to obtain performance of any obligation.
ARTICLE 6
MISCELLANEOUS
6.1Confidentiality. Article 9 of the Collaboration Agreement is hereby incorporated herein by reference (and references to “this Agreement” in Article 9 of the Collaboration Agreement and the Confidential Information definition in Section 1.14 of the Collaboration Agreement will be deemed to include this Termination Agreement and the License Agreement, as if this Termination Agreement and the License Agreement were expressly referenced therein) and shall govern the existence and terms of this Termination Agreement, each of which is hereby deemed Confidential Information thereunder and hereunder.
6.2Relationship of the Parties. Nothing in this Termination Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture, fiduciary or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.
6.3Expenses. Except as otherwise provided in this Termination Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Termination Agreement and to the consummation of the transactions contemplated hereby.

6.4Successors and Assignment. The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns. Neither Party may assign or transfer this Termination Agreement or any of its rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, without Penn’s consent, Licensee shall have the right to assign any of its rights or obligations under this Termination Agreement, or to transfer this Termination Agreement, to: (a) any of its Affiliates, [***]; or (b) a third party in connection with a merger, acquisition of all or substantially all of the business or assets of Licensee (whether by sale of stock or assets), consolidation, change of control or other similar transaction; provided that, in each case (b), such third party is bound by the terms of this Termination Agreement, by operation of law or otherwise. Any assignment not in accordance with this Section 6.4 shall be null and void.
6.5Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Termination Agreement.
6.6Entire Agreement of the Parties; Amendments. This Termination Agreement, together with the Collaboration Agreement but only to the extent so incorporated or referenced herein and the License Agreement, contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter, including the Collaboration Agreement (except as expressly set forth herein). No waiver, modification or amendment of any provision of this Termination Agreement shall be valid or effective unless made in a writing referencing this Termination Agreement and signed by a duly authorized officer of each Party. In the event of any conflict between the terms of this Termination Agreement and the terms of the License Agreement, then this Agreement shall control with respect to subject matter expressly addressed herein, except that the terms of the License Agreement shall control solely to the extent pertaining to Licensee’s and Penn’s rights, licenses and obligations with respect to patent rights and other intellectual property controlled by Penn and licensed to Licensee pursuant to the License Agreement for Fabry Disease and/or Pompe Disease.
6.7Governing Law. This Termination Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.
6.8Dispute Resolution. If a dispute arises between the Parties concerning this Termination Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. Prior to initiation of outside dispute resolution or termination of this Termination Agreement for a material breach, each Party shall escalate such issue to [***] and such parties will engage in good faith discussions with regard to the applicable dispute within [***]. If the Parties are unable to resolve such dispute amicably through good faith discussion and such escalation within [***], then either Party may submit to the exclusive jurisdiction of, and venue in, the state and federal courts located in the Eastern District of Pennsylvania.
6.9Notice and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Termination Agreement shall be in writing and directed to a Party at its address or email address shown below or, in the case of Penn providing notice, such other address or email address as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, [***] after deposit in the United States mail; if sent via courier, [***] after deposit with the courier service; or, in the case of Penn providing notice, if sent via email, upon receipt of confirmation of transmission (i.e., a read receipt e-mail is received by the sender) provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

For Penn Penn Center for Innovation University of Pennsylvania 3600 Civic Center Blvd. 9th Floor Philadelphia, PA 19104 Attention: Managing Director	with a copy to: University of Pennsylvania Office of General Counsel 2929 Walnut St., Suite 400 Philadelphia, PA 19104 Attention: General Counsel
For Licensee: Amicus Therapeutics, Inc. 3675 Market Street Philadelphia PA 19104 Attention: Chief Legal Officer Email: GCOffice@amicusrx.com	with a copy to: Wilson Sonsini Goodrich & Rosati 12235 El Camino Real San Diego CA 92130 Attention: Miranda Biven Email: mbiven@wsgr.com

6.10Waiver. A waiver by either Party of any of the terms and conditions of this Termination Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Termination Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.
6.11Severability. When possible, each provision of this Termination Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Termination Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Termination Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
6.12Counterparts. This Termination Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Termination Agreement, including the signature pages, will be deemed an original.
[Signature page follows]

    IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed by their duly authorized representatives as of the Termination Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	AMICUS THERAPEUTICS, INC.
By: /s/ John Swartley___________________ Name: John Swartley___________________ Title: AVP and Managing Director, PCI_____	By: /s/ Bradley Campbell_______________ Name: Bradley Campbell_______________ Title: President & CEO_________________
Read and Acknowledged:
By: /s/ Jim Wilson_____________________ Name: Jim Wilson______________________ Title: Professor________________________

[Signature Page to Mutual Termination Agreement]

Schedule 1.3
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Schedule 2.3.3(a)
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Schedule 2.3.3(c)
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Schedule 2.3.3(g)
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Schedule 2.4.5
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Schedule 3.2(a)
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Schedule 3.2(b)
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